            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2005
                                                             FILE NO. 333-123085

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                    13-1500700
                  (State of incorporation)                             (I.R.S. Employer Identification Number)

                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                 ALAN M. GREEN
                      GENERAL COUNSEL, CORPORATE TREASURY
                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   From time to time after the effective date of this Registration Statement as determined by market conditions.
                            ------------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


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                                                               PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                     AGGREGATE OFFERING        AMOUNT OF
                SECURITIES TO BE REGISTERED                   PRICE(1)(2)(3)(4)   REGISTRATION FEE(5)(6)
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Debt Securities, Debt Warrants, Preferred Stock, Guarantees,
 Letters of Credit and Promissory Notes or Loan
 Obligations................................................     $30 billion           $3,531,000
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(1) Or, if any Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a unit of two or more currencies, such amount as shall result in an aggregate initial offering price equivalent to $30 billion or (ii) at an original issue discount, such greater amount as shall result in an aggregate initial offering price of $30 billion.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities. Pursuant to Rule 457(g), no registration fee is attributable to the Warrants registered hereby.
(4) Includes interests in the Guarantees, Letter of Credit Obligations and Notes or Loan Obligations offered from time to time to securityholders referred to herein.

(5) Pursuant to Rule 429 of the Securities Act of 1933, the amount of registration fees does not include $1,985,222 previously paid to the Commission relating to $19,686,366,650 aggregate offering amount of debt securities, warrants, preferred stock, guarantees, letters of credit and promissory notes and loan obligations previously registered pursuant to Registration Statements Nos. 333-114095 and 333-100527, which remained unissued as of the close of business on May 10, 2005 and which are also covered by the prospectus included in this Registration Statement.


(6) Registration fee paid with original filing.

                            ------------------------


   PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH THE ISSUANCE OF SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NOS. 333-114095 AND 333-100527 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON JUNE 17, 2004 AND NOVEMBER 21, 2002, RESPECTIVELY.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion


                               Dated May 11, 2005

PROSPECTUS

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES
                                PREFERRED STOCK
                       GUARANTEES, LETTERS OF CREDIT AND
                            PROMISSORY NOTES OR LOAN
                                  OBLIGATIONS,
                          INCLUDING INTERESTS THEREIN

     General Electric Capital Corporation may offer from time to time:

     - unsecured debt securities;

     - warrants to purchase any of the debt securities;

     - variable cumulative preferred stock, par value $100 per share, which may be issued in the form of depositary shares evidenced by depositary receipts;

     - preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts; and

     - unsecured guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including in each case interests therein.

     WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


May   , 2005

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a U.S. dollar amount that does not exceed the amount registered. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Get More Information on GECC."

     This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Get More Information on GECC."

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

     REFERENCES IN THIS PROSPECTUS TO "GECC", "WE", "US" AND "OUR" ARE TO GENERAL ELECTRIC CAPITAL CORPORATION.

                            ------------------------

                             WHERE YOU CAN GET MORE
                              INFORMATION ON GECC

     GECC files annual, quarterly and current reports with the SEC. You may obtain any document we file with the SEC at the SEC's Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's Web site at http://www.sec.gov.


     The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all the securities that may be offered by this prospectus (including, without limitation, filings made after the date of this Amendment No. 1 and before the effectiveness of the registration statement); provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K:



     (i) GECC's Annual Report on Form 10-K, as amended by amendment no. 1 on Form 10-K/A, for the year ended December 31, 2004;



     (ii) GECC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and



     (iii) GECC's Current Report on Form 8-K filed on May 6, 2005.


     You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                                  THE COMPANY

     General Electric Capital Corporation was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc. ("GE Capital Services"), formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE Company"). Financing and services offered by us are diversified, a significant change from the original business of GECC, that is, financing distribution and sale of consumer and other GE Company products. GE Company manufactures few of the products financed by us.

     We operate in four key operating segments: GE Commercial Finance, GE Consumer Finance, GE Insurance and GE Equipment and Other Services. These operations are subject to a variety of regulations in their respective jurisdictions.

     Our services are offered primarily within the United States, Canada, Europe and the Pacific Basin. GECC's principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600 (telephone number (203) 357-4000). At December 31, 2004, our employment totaled approximately 76,300.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                    THREE MONTHS
                                       ENDED
    YEAR ENDED DECEMBER 31,        MARCH 31, 2005
--------------------------------   --------------
2000   2001   2002   2003   2004
----   ----   ----   ----   ----
1.52   1.73   1.66   1.86   1.89        1.74


  CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS


                                    THREE MONTHS
                                       ENDED
    YEAR ENDED DECEMBER 31,        MARCH 31, 2005
--------------------------------   --------------
2000   2001   2002   2003   2004
----   ----   ----   ----   ----
1.50   1.71   1.65   1.85   1.88        1.73


     For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                                USE OF PROCEEDS

     Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we will use for financing our operations. We can conduct additional financings at any time.

                              PLAN OF DISTRIBUTION

     We may sell our securities through agents, underwriters, dealers or directly to purchasers.

     We may designate agents to solicit offers to purchase our securities.

     - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell our securities.

     We may use a dealer to sell our securities.

     - If we use a dealer, we, as principal, will sell our securities to the dealer.

     - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

     - If we used delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

     Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither the support obligations nor the interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

     NASD REGULATIONS

     GECC Markets Group, Inc. is an affiliate of GECC and may participate as an underwriter in the distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as GECC Capital Markets Group, Inc. distributes an affiliated company's securities. As a result, we will conduct any offering in which GECC Capital Markets Group, Inc. acts as an underwriter in compliance with the applicable requirements of Rule 2720.

     The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering. All post-effective amendments or prospectus supplements disclosing the actual price and selling terms of each offering of the securities will be submitted to the NASD Corporate Financing Department at the same time they are filed with the SEC. The NASD Corporate Financing Department will be advised if, subsequent to the filing of any offering of the securities, any of our 5% or greater shareholders is or becomes an affiliate or associated person of an NASD member participating in the distribution of such securities. All NASD members participating in offerings of the securities understand the requirements that have to be met in connection with SEC Rule 415 and Notice to Members 88-101.
                               SECURITIES OFFERED


     Using this prospectus, we may offer senior or subordinated debt securities (collectively, the "debt securities"), warrants to purchase debt securities, variable cumulative preferred stock and preferred stock. In addition, we may issue guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including interests therein. We registered these securities with the SEC using a "shelf" registration statement. This "shelf" registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus.


                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement.


     The senior debt securities will be issued pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001 and a Third Supplemental Indenture dated November 22, 2002 and pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A., dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the "senior indentures"). The subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture to be entered into between us and JPMorgan Chase Bank, N.A. (the "subordinated indenture" and, together with the senior indentures, the "indentures"). None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.


     In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement.

     The prospectus supplement will specify the following terms of such issue of debt securities:

     - the designation, the aggregate principal amount and the authorized denominations if other than the denominations set forth in the applicable indenture;

     - the percentage of their principal amount at which the debt securities will be issued;

     - the date or dates on which the debt securities will mature;


     - whether the debt securities will be senior or subordinated obligations;



     - if the debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

     - any deletions or modifications of or additions to the Events of Default described below or the covenants of GECC set forth in the applicable indenture;


     - the currency, currencies or currency units in which we will make payments on the debt securities;

     - the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

     - the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

     - the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

     - the exchanges, if any, on which the debt securities may be listed;

     - the trustee under the indenture pursuant to which the debt securities are to be issued. (Sections 2.02 and 2.02A. Section references refer to the sections in the applicable indenture.); and

     - any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

     Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10).


     Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any Federal income tax consequences and other special considerations applicable to discounted debt securities.


     The indentures do not contain any provisions that:

     - limit our ability to incur indebtedness, or

     - provide protection in the event GE Company, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.


     Claims of our subsidiaries' creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the debt securities. The debt securities, therefore, will be effectively subordinated to creditors, including trade creditors of our subsidiaries.


PAYMENT AND TRANSFER

     Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the Trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register.

     Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

     Neither GECC nor the Trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

GLOBAL NOTES, DELIVERY AND FORM

     We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. We will deposit each Global Note with a depositary (a "Depositary") or with a nominee for a Depositary identified in the applicable prospectus supplement. We will register each Global Note in the name of such Depositary or nominee. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

MODIFICATION OF THE INDENTURES

     In general, our rights and obligations and the rights of the holders under the above-referenced indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 10.02 of each indenture provides that, unless each affected holder agrees, we cannot

- make any adverse change to any payment term of a debt security such as:

     - extending the maturity date;

     - extending the date on which we have to pay interest or make a sinking fund payment;

     - reducing the interest rate;

     - reducing the amount of principal we have to repay;

     - changing the currency in which we have to make any payment of principal premium or interest;

     - modifying any redemption or repurchase right to the detriment of the holder; and

     - impairing any right of a holder to bring suit for payment;

- reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

- make any change to the section of the indenture relating to waivers of any past default; and

- make any change to Section 10.02.

     However, if we and the Trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

EVENTS OF DEFAULT

     Each indenture defines an "Event of Default" with respect to any series of debt securities as any of the following:

     - default in any payment of principal or premium, if any, on any debt security of such series;

     - default for 30 days in payment of any interest, if any, on any debt security of such series;

     - default in the making or satisfaction of any sinking fund payment or analogous obligation on the debt securities of such series;

     - default for 60 days after written notice to GECC in performance of any other covenant in respect of the debt securities of such series contained in such indenture;

     - a default, as defined, with respect to any other series of debt securities outstanding under the relevant Indenture or as defined in any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that the resulting Event of Default with respect to such series of debt securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or

     - certain events involving bankruptcy, insolvency or reorganization. (Section 6.01).

     Each indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee considers it in the interest of such noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).


     The senior indentures provide that if any Event of Default occurs and is continuing with respect to any series of senior debt securities, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such senior debt securities to be due and payable immediately. The subordinated indenture provides that (i) if an Event of Default arising from a breach of our covenants and agreements with respect to merger, sale or conveyance or certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to any series of subordinated debt securities or (ii) when no "senior indebtedness" as defined below under "Subordinated Debt Securities" is outstanding, if an Event of Default specified in (i) above or any other Event of Default occurs with respect to a series of subordinated debt securities, then, in either case, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such debt securities then outstanding. The holders of a majority in aggregate principal amount of such debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the debt securities of such series. (Sections 6.01 and 6.07).


     Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the debt securities of such series. However, the Trustee may decline to act if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07).


SENIOR DEBT SECURITIES



     The senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.



SUBORDINATED DEBT SECURITIES



     The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 14.01 of subordinated indenture).

     The subordinated indenture defines "senior indebtedness" to mean:



     - the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities and any deferrals, renewals or extensions thereof;



     - obligations arising from any guaranty, letter of credit or similar credit enhancement; and



     - obligations associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements.



     However, the term "senior indebtedness" will not include:



     - any liability for Federal, state, local or other taxes owed or owing by us;



     - any accounts payable or other liability to trade creditors (other than those obligations referenced in the last two bullet points under the definition of "senior indebtedness" above) arising in the ordinary course of business, including instruments evidencing those liabilities;



     - any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or



     - any obligations with respect to any capital stock.



     We use the term "indebtedness for money borrowed" to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.



     There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.



     Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:



     - any senior indebtedness is not paid when due, or



     - the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.



     In addition, while any senior indebtedness is outstanding, subordinated debt securities can only be accelerated in the event of an Event of Default arising from a breach of our covenants and agreements with respect to merger, sale or conveyance and certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).



     In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. (Section 14.02 of subordinated indenture).



     If a distribution is made to holders of subordinated debt securities that, due to the subordinated provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 14.05 of subordinated indenture).



     As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

CONCERNING THE TRUSTEE


     JPMorgan Chase Bank, N.A. acts, or will act, as the case may be, as Trustee under (i) an Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, and a Third Supplemental Indenture with us dated November 22, 2002, (ii) an Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture to be entered into with us, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, and (v) an Indenture with us dated as of October 1, 1991, as amended and supplemented. JPMorgan Chase Bank, N.A. also acts as Trustee under certain other indentures with us. A number of our series of senior unsecured notes are presently outstanding under each of the indentures referred to in clauses (i), (ii), (iv) and (v) above. Debt securities may be issued under any of the indentures referred to in clauses (i),
(ii) and (iii) above.


     GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank, N.A. and its affiliates in their ordinary course of business.

                            DESCRIPTION OF WARRANTS

GENERAL

     We may issue warrants to purchase debt securities under this prospectus either alone or together with debt securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between GECC and a banking institution organized under the laws of the United States or a state. A form of warrant agreement was filed as an exhibit to the Registration Statement.

     The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a debtholder and is not entitled to any payments on any debt securities issuable upon exercise of the warrants.

     We may issue warrants in one or more series. The prospectus supplement accompanying this prospectus relating to the particular series of warrants will contain terms of the warrants, including:

     - the title and the aggregate number of warrants;

     - the debt securities for which each warrant is exercisable;

     - the date or dates on which such warrants will expire;

     - the price or prices at which such warrants are exercisable;

     - the currency or currencies in which such warrants are exercisable;

     - the periods during which and places at which such warrants are exercisable;

     - the terms of any mandatory or optional call provisions;

     - the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

     - the identity of the warrant agent; and

     - the exchanges, if any, on which such warrants may be listed.

EXERCISE OF WARRANTS

     You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward notes to you in authorized denominations. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

                       DESCRIPTION OF THE PREFERRED STOCK

GENERAL

     Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

     As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

     - 4,166,000 shares of Common Stock, par value $14.00 per share,

     - 33,000 shares of Variable Cumulative Preferred Stock, par value $100 per share, and

     - 750,000 shares of Preferred Stock, par value $.01 per share.

     IN ORDER TO DISTINGUISH BETWEEN OUR TWO CLASSES OF PREFERRED STOCK, WE WILL REFER TO THE FIRST CLASS OF OUR PREFERRED STOCK AS "VARIABLE CUMULATIVE PREFERRED STOCK" AND TO THE SECOND CLASS AS OUR "SECOND CLASS OF PREFERRED STOCK". WHEN WE REFER TO BOTH CLASSES WE USE THE PHRASE "PREFERRED STOCK." 3,985,403 shares of Common Stock and 26,000 shares of Variable Cumulative Preferred Stock are presently outstanding. There are no shares of our second class of preferred stock currently outstanding. Each Series of Variable Cumulative Preferred Stock ranks equally with each other Series of Variable Cumulative Preferred Stock as to dividend and liquidation preference.

     We will describe the particular terms of any series of preferred stock being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

     - the designation, number of shares and stated value per share;

     - the amount of liquidation preference;

     - the initial public offering price at which shares of such series of preferred stock will be sold;

     - the dividend rate or rates (or method of determining the dividend rate);

     - the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

     - any redemption or sinking fund provisions;

     - any voting rights;

     - any conversion or exchange provisions;

     - any provisions to issue the shares of such series as depositary shares evidenced by depositary receipts; and

     - any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

     If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

     We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

DIVIDEND RIGHTS

     If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

     In particular, the dividend payment dates on the Variable Cumulative Preferred Stock will be the last day of each dividend period, regardless of its length, and, in the case of dividend periods of more than 99 days, on the following additional dates:

     - if such Dividend Period is from 100 to 190 days, on the 91st day;

     - if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days;

     - if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and

     - if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year.

     In the event a dividend payment date falls on a day that is not a business day, then the dividend payment date shall be the business day next succeeding such date. After the initial dividend period, each subsequent dividend period will begin on a dividend payment date and will end 49 days later. However, we may elect subsequent dividend periods that are longer than 49 days. We will notify you of any such election and follow the procedures that will be set forth in a prospectus supplement for the series of Variable Cumulative Preferred Stock. After the initial dividend period, the dividend rates on the Variable Cumulative Preferred Stock will be determined pursuant to an auction method, subject to any maximum or minimum interest rate, which will be described in the prospectus supplement relating to such series of Variable Cumulative Preferred Stock.

     The dividend payment dates and the dividend periods with respect to our second class of preferred stock will be described in the prospectus supplement relating to such series of our second class of preferred stock.

     We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless

     - full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock and

     - we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

     In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment.

You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

LIQUIDATION RIGHTS

     In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

VOTING RIGHTS

     Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

     The holders of Variable Cumulative Preferred Stock are not entitled to vote except as required by law or as set forth in a prospectus supplement. However, we may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a series of Variable Cumulative Preferred Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least 66 2/3% of the total number of shares of such series.

     With respect to our second class of preferred stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our second class of preferred stock shall be in arrears, the holders of each series of our second class of preferred stock, voting separately as a class with all other holders of preferred stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our second class of preferred stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

     We may not take certain actions without the consent of at least 66 2/3% of the shares of our second class of preferred stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

     - create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our second class of preferred stock (other than a series which has no right to object to such creation); or

     - alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our second class of preferred stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our second class of preferred stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of two-thirds of our second class of preferred stock at the time outstanding.

     The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

REDEMPTION

     The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

     If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

     We may redeem the shares of any series of Variable Cumulative Preferred Stock out of legally available funds therefore, as a whole or from time to time in part:

     - on the last day of any dividend period at a redemption price of $100,000 per share, plus accumulated and unpaid dividends to the date fixed for redemption; and

     - in the case of shares of Variable Cumulative Preferred Stock with a dividend period equal to or more than two years, on any dividend payment date for such shares at redemption prices (but not less than $100,000 per share) determined by us prior to the commencement of such dividend period plus accumulated and unpaid dividends to the date set forth for redemption.

CONVERSION RIGHTS

     No series of preferred stock will be convertible into our common stock.

            DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

GENERAL

     Support obligations issued under this prospectus may include guarantees, letters of credit and promissory notes or loan obligations that are issued in connection with, and as a means of underlying credit support for, any part of a fixed or contingent payment obligation of primary securities issued by third parties. The issuers of the primary securities may or may not be affiliated with us. A holder of a primary security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder's primary security afforded by the related support obligation.

     The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the laws of the State of New York. Neither the Support Indenture (as defined hereinafter) (with respect to promissory notes and loan obligations) nor any other document or instrument (with respect to other forms of support obligations) will (i) limit the amount of support obligations or interests that may be issued, or (ii) contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE Company, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

GUARANTEES

     Any guarantees that we issue from time to time under this prospectus for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

     The guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

     We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

LETTERS OF CREDIT

     The direct-pay letters of credit we issue from time to time under this prospectus relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

     Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of repayment provided that the letter of credit has not otherwise expired.

     The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

PROMISSORY NOTES OR LOAN OBLIGATIONS

     We may incur underlying indebtedness from time to time to an issuer of primary securities, such indebtedness to be evidenced by promissory notes, loan agreements or other evidences of indebtedness. The purpose of issuing any such promissory note, loan agreement or other indebtedness will be to enable us, directly or indirectly, to provide funds for payment of the primary securities by means of our repayment obligation as evidenced by the promissory note, loan agreement or other indebtedness. The promissory notes, loan agreements or other indebtedness will provide that only the issuer of the primary securities to which such promissory notes, loan agreements or other indebtedness relate or the issuer's assignee will be entitled to enforce such promissory notes, loan agreements or other indebtedness against us. Holders of the relevant primary securities will not have any third party beneficiary or other rights under, or be entitled to enforce, the relevant promissory notes, loan agreements or other indebtedness. The terms and provisions of any such note, loan agreement or other indebtedness, including principal amount, provisions or interest and premium, if applicable, maturity, prepayment provisions, if any, and identity of obligee, will be described in the applicable prospectus supplement.

INDENTURE FOR CERTAIN SUPPORT OBLIGATIONS

     Obligations that are issued in the form of promissory notes or loan obligations, and the related interests, may be issued under an indenture, dated as of June 3, 1994, between us and JPMorgan Chase Bank, N.A. as successor trustee (the "Support Obligation Trustee"), as supplemented by a First Supplemental Indenture dated as of February 1, 1997 and a Second Supplemental Indenture dated as of July 2, 2001 (the "Support Indenture"). To the extent that the following disclosure summarizes certain provisions of the indenture, such summaries do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Support Indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     The following is a summary of certain provisions which will apply to any promissory notes or loan obligations issued pursuant to the Support Indenture.

     Modification: In general, our rights and obligations and the rights of the holders under the indenture may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding support obligations of each series affected by the modification consent to it. However, Section 10.2 of the Support Indenture provides that, unless each affected holder agrees, we cannot:

     - change the character of any support obligation from being payable other than as provided in any related support obligation agreement;

     - reduce the principal amount of a support obligation;

     - change the currency in which we have to make payment on a support obligation to a currency other than United States dollars; or

     - reduce the percentage of the aggregate principal amount of support obligations needed to make any amendment to the indenture.

     However, if we and the Support Obligation Trustee agree, we can amend the Support Indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

     Event of Default: Any event of default with respect to any series of support obligations issued pursuant to the Support Indenture is defined in the Support Indenture as being (a) a default in any payment of principal or premium, if any, or interest on any support obligation of such series in accordance with the terms of the related credit support agreement or (b) any other event of default as defined in the related credit support agreement to the extent specifically identified pursuant to Section 2.2 of the Support Indenture. (Section 6.1). The Support Indenture requires us to deliver to the Support Obligation Trustee annually a written statement as to the presence or absence of certain Defaults under the terms thereof. (Section 4.4). No event of default with respect to a particular series of support obligations under the Support Indenture necessarily constitutes an event of default with respect to any other series of support obligations issued thereunder or other series of support obligations not entitled to the benefits of the Support Indenture.

     The Support Indenture provides that during the continuance of an event of default with respect to any series of support obligations issued pursuant to the Support Indenture, either the Support Obligation Trustee or the holders of 25% in aggregate principal amount of the outstanding support obligations of such series and the interests of such series (voting together as a single class) may declare the principal of all such support obligations to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of amajority in principal amount of such support obligations then outstanding. The Support Indenture provides that past defaults with respect to a particular series of support obligations issued under the Support Indenture (except, unless theretofore cured, a default in payment of principal of, or interest on any of the support obligations of such series) may be waived on behalf of the holders of all support obligations of such series by the holders of a majority in principal amount of such support obligations then outstanding. (Sections 6.1 and 6.7).

     Subject to the provisions of the Support Indenture relating to the duties of the Support Obligation Trustee in case an event of default with respect to any series of support obligations issued pursuant to the Support Indenture shall occur and be continuing, the Support Obligation Trustee shall be under no obligation to exercise any of its rights or powers under the Support Indenture at the request, order or direction of any holders of support obligations of any series issued thereunder unless such holders shall have offered to the Support Obligation Trustee reasonable indemnity. (Section 6.4). Subject to such indemnification provision, the Support Indenture provides that the holders of a majority in principal amount of the support obligations of any series issued pursuant to the Support Indenture and the interests of such series (voting together as a single class) thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Support Obligation Trustee, or exercising any trust or power conferred on the Support Obligation Trustee with respect to the support obligations of such series, provided that the Support Obligation Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.7).

     CONCERNING THE SUPPORT OBLIGATION TRUSTEE

     JPMorgan Chase Bank, N.A., as successor to Mercantile-Safe Deposit and Trust Company, acts as Support Obligation Trustee under the Support Indenture. JPMorgan Chase Bank, N.A., also acts as Trustee under several other indentures with us, pursuant to which a number of series of unsecured notes of ours are presently outstanding.

     GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank, N.A., and its affiliates in their ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise specified in the prospectus supplement accompanying this prospectus, Alan M. Green, General Counsel, Corporate Treasury and Assistant Secretary of GECC will provide an opinion for us regarding the validity of the securities and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 will provide an opinion for the underwriters, agents or dealers. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company's common stock.

                                    EXPERTS


     The consolidated financial statements and schedule of GECC as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated herein by reference from GECC's Annual Report on Form 10-K/A for the year ended December 31, 2004 have been so incorporated by reference herein in reliance upon the reports, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.



     The report of KPMG LLP on the financial statements and schedule dated February 11, 2005, except as to the restatement discussed in note 1 to the consolidated financial statements which is as of May 5, 2005, refers to a restatement of the consolidated financial statements.



     The report of KPMG LLP on the financial statements and schedule refers to a change in 2004 and 2003 in the method of accounting for variable interest entities and a change in 2002 in the method of accounting for goodwill and other intangible assets.

     The report of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which is dated February 11, 2005, except as to the fourth paragraph of Management's Annual Report on Internal Control over Financial Reporting (as restated), which is as of May 5, 2005, expresses an opinion that General Electric Capital Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: a failure to ensure the correct application of Statement of Financial Accounting Standards No. 133 when certain derivative transactions were entered into at General Electric Capital Corporation prior to August 2003 and failure to correct that error subsequently.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing fee for Registration Statement.......................  $3,531,000
Legal fees..................................................      80,000*
Accounting fees and expenses................................      53,000*
NASD Rule 2720 filing and counsel fees......................      85,000*
Trustees' and Warrant Agents' fees and expenses (including
  counsel fees).............................................      25,000*
Blue Sky filing and counsel fees............................       5,000*
Printing and engraving fees.................................     200,000*
Rating Agency fees..........................................     550,000*
Miscellaneous...............................................       3,000*
                                                              ----------
          Total.............................................  $4,532,000*
                                                              ==========

------------

     * Estimated, and subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify any person against the expenses, (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of being or having been directors, officers, employees or agents of the corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal proceedings had no reasonable cause to believe such conduct was unlawful, except that if such action, suit or proceeding shall be by and in the right of the corporation no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against expenses (including attorney's fees), actually and reasonably incurred, any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware. The indemnification rights described above shall not be deemed exclusive of any other indemnification rights to which a person may be entitled to under any By-law, agreement or otherwise. A corporation may purchase and maintain insurance on behalf on such persons.



     The By-Laws of GECC provide that each person who at any time is or shall have been a director or officer of GECC or is legal representative of such director or officer, or is or shall have been serving at the request of GECC as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, who is or is threatened to be made a party or is otherwise involved in any action, suit or proceeding shall be indemnified and held harmless to the fullest extent permitted by applicable law and shall be indemnified by GECC for expenses (including attorney's fees) such person incurred in their defense in such proceedings as permitted by applicable law. The By-Laws of GECC also permit the indemnification of any other person not an officer or director of GECC that may be indemnified under applicable law.

     GECC is or will be a party to one or more underwriting or placement agreements with respect to debt securities issued under this prospectus which include provisions regarding the indemnification of GECC and its officers and directors by one or more underwriters or dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     The directors and officers of GECC are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of GECC are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.


ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER           INCORPORATED BY REFERENCE TO FILINGS INDICATED                  DESCRIPTION
-------        ---------------------------------------------------  --------------------------------------
  1(a)    --   Exhibit 1(a) to GECC's Registration Statement on     Form of Underwriting Agreement for
               Form S-3 (No. 333-66560).                            Debt Securities.
   (b)    --   Exhibit 1(b) to GECC's Registration Statement on     Second Amended and Restated U.S.
               Form S-3 (No. 333-100527).                           Distribution Agreement dated as of
                                                                    April 16, 2002 among GECC and the
                                                                    Dealers party thereto.
   (c)    --   Exhibit (e) to GECC's Post-Effective Amendment No.   Amendment No. 1 to the Second Amended
               1 to Registration Statement on Form S-3 (No.         and Restated U.S. Distribution
               333-100527).                                         Agreement dated as of November 22,
                                                                    2002.
   (d)    --   Exhibit 1(c) to GECC's Registration Statement on     Form of Underwriting Agreement
               Form S-3 (No. 333-66560).                            Preferred Stock.
   (e)    --   Exhibit 1(d) to GECC's Registration Statement on     Form of Underwriting Agreement
               Form S-3 (No. 333-59707).                            Variable Cumulative Preferred Stock.
  4(a)    --   Exhibit 4(a) to GECC's Registration Statement on     Amended and Restated General Electric
               Form S-3 (No. 333-59707).                            Capital Corporation Standard Global
                                                                    Multiple Series Indenture Provisions
                                                                    dated as of February 27, 1997.
   (b)    --   Exhibit 4(b) to GECC's Registration Statement on     Amended and Restated General Electric
               Form S-3 (No. 333-59707).                            Capital Corporation Standard Multiple-
                                                                    Series Indenture Provisions dated as
                                                                    of February 28, 1997.
   (c)    --   Exhibit 4(c) to GECC's Registration Statement on     Third Amended and Restated Indenture
               Form S-3 (No. 333-59707).                            dated as of February 27, 1997 between
                                                                    GECC and JPMorgan Chase Bank, N.A., as
                                                                    successor trustee.
   (d)    --   Exhibit 4(dd) to GECC's Post-Effective Amendment     First Supplemental Indenture dated as
               No. 1 to Registration Statement on Form S-3 (No.     of May 3, 1999, supplemental to Third
               333-76479).                                          Amended and Restated Indenture dated
                                                                    as of February 27, 1997.
   (e)    --   Exhibit 4(f) to GECC's Post-Effective Amendment No.  Second Supplemental Indenture dated as
               1 to Registration Statement on Form S-3 (No.         of July 2, 2001, supplemental to Third
               333-40880).                                          Amended and Restated Indenture dated
                                                                    as of February 27, 1997.
   (f)    --   Exhibit 4(cc) to GECC's Post-Effective Amendment     Third Supplemental Indenture dated as
               No. 1 to Registration Statement on Form S-3 (No.     of November 22, 2002, supplemental to
               333-100527).                                         Third Amended and Restated Indenture
                                                                    dated as of February 27, 1997.

EXHIBIT
NUMBER           INCORPORATED BY REFERENCE TO FILINGS INDICATED                  DESCRIPTION
-------        ---------------------------------------------------  --------------------------------------
   (g)**                                                            Form of Subordinated Debt Indenture
                                                                    between GECC and JPMorgan Chase Bank,
                                                                    N.A.
   (h)    --   Exhibit 4(d) to GECC's Registration Statement on     Third Amended and Restated Indenture
               Form S-3 (No. 333-59707).                            dated as of February 28, 1997 between
                                                                    the Company and JPMorgan Chase Bank,
                                                                    N.A. as successor trustee.
   (i)    --   Exhibit 4(g) to GECC's Post-Effective Amendment No.  First Supplemental Indenture dated as
               1 to Registration Statement on Form S-3 (No.         of July 2, 2001, supplemental to Third
               333-40880).                                          Amended and Restated Indenture dated
                                                                    as of February 28, 1997.
   (j)    --   Exhibit 4 to GECC's Post-Effective Amendment No. 1   Indenture dated as of June 3, 1994
               to Registration Statement on Form S-3 (No.           between GECC and JPMorgan Chase Bank,
               33-51793).                                           N.A., as successor trustee.
   (k)    --   Exhibit 4(c) to GECC's Registration Statement on     First Supplemental Indenture dated as
               Form S-3 (No. 333-22265).                            of February 1, 1997, supplemental to
                                                                    the Indenture dated as of June 3, 1994
                                                                    between GECC and JPMorgan Chase Bank,
                                                                    N.A., as successor trustee.
   (l)    --   Exhibit 4(d) to GECC's Post-Effective Amendment No.  Second Supplemental Indenture dated as
               1 to Registration Statement on Form S-3 (No.         of July 2, 2001, supplemental to the
               333-22265).                                          Indenture dated as of June 3, 1994.
   (m)    --   Exhibit 4(f) to General Electric Capital Services,   Fifth Amended and Restated Fiscal and
               Inc.'s Form 10-K Report for the year ended December  Paying Agency Agreement among GECC, GE
               31, 2004.                                            Capital Australia Funding Pty Ltd, GE
                                                                    Capital Canada Funding Company, GE
                                                                    Capital European Funding, GE Capital
                                                                    UK Funding and JPMorgan Chase Bank,
                                                                    N.A., J.P. Morgan Bank (Ireland) p.l.c
                                                                    and J.P. Morgan Bank Luxembourg, S.A.
                                                                    dated as of May 21, 2004.
   (n)    --   Exhibit 4(k) to GECC's Registration Statement on     Form of Warrant Agreement.
               Form S-3 (No. 333-18118).
   (o)    --   Exhibit (m) to GECC's Registration Statement on      Form of Global Medium-Term Note,
               Form S-3 (No. 333-100527).                           Series A, Fixed Rate Registered Note.
   (p)    --   Exhibit (n) to GECC's Registration Statement on      Form of Global Medium-Term Note,
               Form S-3 (No. 333-100527).                           Series A, Floating Rate Registered
                                                                    Note.
   (q)    --   Exhibit 4(w) to GECC's Registration Statement on     Form of Global Medium-Term Note,
               Form S-3 (No. 33-50909).                             Series B/C, Fixed Rate Temporary
                                                                    Global Bearer Note.
   (r)    --   Exhibit 4(x) to GECC's Registration Statement on     Form of Global Medium-Term Note,
               Form S-3 (No. 33-50909).                             Series B/C, Floating Rate Temporary
                                                                    Global Bearer Note.
   (s)    --   Exhibit 4(y) to GECC's Registration Statement on     Form of Global Medium-Term Note,
               Form S-3 (No. 33-50909).                             Series B/C, Fixed Rate
                                                                    Bearer/Registered Note.

EXHIBIT
NUMBER           INCORPORATED BY REFERENCE TO FILINGS INDICATED                  DESCRIPTION
-------        ---------------------------------------------------  --------------------------------------
   (t)    --   Exhibit 4(z) to GECC's Registration Statement on     Form of Global Medium-Term Note,
               Form S-3 (No. 33-50909).                             Series B/C, Floating Rate
                                                                    Bearer/Registered Note.
   (u)    --   Exhibit 4(aa) to GECC's Registration Statement on    Form of Global Medium-Term Note,
               Form S-3 (No. 33-50909).                             Series B/C, Fixed Rate Permanent
                                                                    Global Bearer Note.
   (v)    --   Exhibit 4(bb) to GECC's Registration Statement on    Form of Global Medium-Term Note,
               Form S-3 (No. 33-50909).                             Series B/C, Floating Rate Bearer Note.
   (w)    --   Exhibit 4(k) to General Electric Capital Services,   Form of Euro Temporary Global Fixed
               Inc.'s Form 10-K Report for the year ended December  Rate Bearer Note.
               31, 2004.
   (x)    --   Exhibit 4(i) to General Electric Capital Services,   Form of Euro Permanent Global Fixed
               Inc.'s Form 10-K Report for the year ended December  Rate Bearer Note.
               31, 2004.
   (y)    --   Exhibit 4(m) to General Electric Capital Services,   Form of Euro Definitive Global Fixed
               Inc.'s Form 10-K Report for the year ended December  Rate Bearer Note.
               31, 2004.
   (z)    --   Exhibit 4(l) to General Electric Capital Services,   Form of Euro Temporary Global Floating
               Inc.'s Form 10-K Report for the year ended December  Rate Bearer Note.
               31, 2004.
   (aa)   --   Exhibit 4(j) to General Electric Capital Services,   Form of Euro Permanent Global Floating
               Inc.'s Form 10-K Report for the year ended December  Rate Bearer Note.
               31, 2004.
   (bb)   --   Exhibit 4(n) to General Electric Capital Services,   Form of Euro Definitive Floating Rate
               Inc.'s Form 10-K Report for the year ended December  Bearer Note.
               31, 2004.
   (cc)   --   Exhibit 3(i) to GECC's Form 10-K Report for the      Certificate of Merger and Restated
               year ended December 31, 2001.                        Certificate of Incorporation filed
                                                                    with the Secretary of State of the
                                                                    State of Delaware on June 29, 2001 and
                                                                    June 27, 2001, respectively.
   (dd)   --   Exhibit 3(i) to Post-Effective Amendment No.1 to     Certificate of Amendment of Restated
               GECC's Registration Statement on Form S-3 (No.       Certificate of Incorporation of GECC
               333-100527).                                         filed with the Office of the Secretary
                                                                    State of the State of Delaware on
                                                                    August 7, 2002 and January 27, 2003,
                                                                    respectively.
   (ee)   --   Exhibit 3(i) to GECC's Form 10-K Report for the      Certificate of Amendment of Restated
               year ended December 31, 2004.                        Certificate of Incorporation of GECC
                                                                    filed with the Office of the Secretary
                                                                    of State of Delaware on November 23,
                                                                    2004.
 5*                                                                 Opinion and consent of Alan M. Green,
                                                                    General Counsel, Corporate Treasury
                                                                    and Assistant Secretary of GECC.
 12(a)    --   Exhibit 12(a) and Exhibit 12(b) to GECC's Form       Computation of ratio of earnings to
               10-K/A Report for the year ended December 31, 2004   fixed charges and ratio of earnings to
               and Exhibit 12 to GECC's Form 10-Q Report for the    combined fixed charges and preferred
               three months ended March 31, 2005.                   stock dividends.

EXHIBIT
NUMBER           INCORPORATED BY REFERENCE TO FILINGS INDICATED                  DESCRIPTION
-------        ---------------------------------------------------  --------------------------------------
 23(a)**                                                            Consent of KPMG LLP.
 23(b)*                                                             Consent of Alan M. Green is included
                                                                    in his opinion referred to in Exhibit
                                                                    5 above.
 24*                                                                Power of Attorney.
 25(a)*                                                             T-1 Statement of Eligibility under the
                                                                    Trust Indenture Act of 1939 of
                                                                    JPMorgan Chase Bank, in respect of the
                                                                    Amended and Restated Indentures
                                                                    previously filed as Exhibits 4(c) and
                                                                    (d) to GECC's Registration Statement
                                                                    on Form S-3 (No. 333-59707) and the
                                                                    Indenture previously filed as Exhibit
                                                                    4 to GECC's Registration Statement on
                                                                    Form S-3 (No. 333-51793).
 25(b)*                                                             T-1 Statement of Eligibility under the
                                                                    Trust Indenture Act of 1939 of
                                                                    JPMorgan Chase Bank, N.A., in respect
                                                                    of the Subordinated Debt Indenture.
 99(a)    --   Exhibit 28(a) to GECC's Registration Statement on    Trust Company Agreement.
               Form S-3 (No. 33-24667).
 99(b)    --   Exhibit 28(b) to GECC's Registration Statement on    Amendment to Trust Company Agreement.
               Form S-3 (No. 33-37156).
 99(c)    --   Exhibit 28(c) to GECC's Registration Statement on    Amendment No. 2 to Trust Company
               Form S-3 (No. 33-37156).                             Agreement.
 99(d)    --   Exhibit 99(d) to GECC's Registration Statement on    Form of Amendment No. 3 to Trust
               Form S-3 (No. 33-58771).                             Company Agreement.
 99(e)    --   Exhibit 28(d) to GECC's Registration Statement on    Form of Broker-Dealer Agreement.
               Form S-3 (No. 33-37156).
 99(f)    --   Exhibit 28(e) to GECC's Registration Statement on    Form of Letter to the Depository Trust
               Form S-3 (No. 33-37156).                             Company.
 99(g)    --   Exhibit 99(g) to GECC's Post Effective Amendment     Letter of Vice Chairman of General
               No. 1 to GECC's Registration Statement Form S-3      Electric Company to General Electric
               (No. 333-59707).                                     Capital Corporation, dated February 4,
                                                                    1999 with respect to replacing
                                                                    redeemed variable cumulative preferred
                                                                    stock with another form of equity in
                                                                    certain circumstances.
 99(h)    --   Exhibit 99(h) to GECC's Registration Statement on    Income Maintenance Agreement dated as
               Form S-3 (No. 333-100527).                           of March 28, 1991, between General
                                                                    Electric Company and GECC.


------------------

*  Previously filed.



** Filed electronically herewith.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 11th day of May, 2005.


                                          GENERAL ELECTRIC CAPITAL CORPORATION

                                          By     /s/ KATHRYN A. CASSIDY
                                            ------------------------------------
                                                     KATHRYN A. CASSIDY
                                             (SENIOR VICE PRESIDENT--CORPORATE
                                                     TREASURY AND GLOBAL
                                                     FUNDING OPERATION)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                    SIGNATURE                                        TITLE                         DATE
                    ---------                                        -----                         ----

              * DENNIS D. DAMMERMAN                  Chairman and Director
 ------------------------------------------------
              (DENNIS D. DAMMERMAN)


                 * JAMES A. PARKE                    Vice Chairman, Chief Financial
 ------------------------------------------------      Officer and Director (Principal
                 (JAMES A. PARKE)                      Financial Officer)


              /s/ KATHRYN A. CASSIDY                 Senior Vice President--Corporate
 ------------------------------------------------      Treasury and Global Funding
               (KATHRYN A. CASSIDY)                    Operation


              * CHARLES E. ALEXANDER                 Director
 ------------------------------------------------
              (CHARLES E. ALEXANDER)


                * DAVID L. CALHOUN                   Director
 ------------------------------------------------
                (DAVID L. CALHOUN)


                * JAMES A. COLICA                    Director                                May 11, 2005
 ------------------------------------------------
                (JAMES A. COLICA)


                  * PAMELA DALEY                     Director
 ------------------------------------------------
                  (PAMELA DALEY)


             * BRACKETT B. DENNISTON                 Director
 ------------------------------------------------
             (BRACKETT B. DENNISTON)


                * ARTHUR H. HARPER                   Director
 ------------------------------------------------
                (ARTHUR H. HARPER)


               * JEFFREY R. IMMELT                   Director
 ------------------------------------------------
               (JEFFREY R. IMMELT)

                    SIGNATURE                                        TITLE                         DATE
--------------------------------------------------   -------------------------------------   -----------------

                 * JOHN H. MYERS                     Director
 ------------------------------------------------
                 (JOHN H. MYERS)


                * MICHAEL A. NEAL                    Director
 ------------------------------------------------
                (MICHAEL A. NEAL)


                * DAVID R. NISSEN                    Director
 ------------------------------------------------
                (DAVID R. NISSEN)


               * RONALD R. PRESSMAN                  Director
 ------------------------------------------------
               (RONALD R. PRESSMAN)


                * JOHN M. SAMUELS                    Director                                May 11, 2005
 ------------------------------------------------
                (JOHN M. SAMUELS)


                * KEITH S. SHERIN                    Director
 ------------------------------------------------
                (KEITH S. SHERIN)


                * ROBERT C. WRIGHT                   Director
 ------------------------------------------------
                (ROBERT C. WRIGHT)


                * PHILIP D. AMEEN                    Vice President and Controller
 ------------------------------------------------      (Principal Accounting Officer)
                (PHILIP D. AMEEN)


 By:              /s/ KATHRYN A. CASSIDY
        ------------------------------------------
                   (KATHRYN A. CASSIDY)


    * AS ATTORNEY-IN FACT FOR
      THE INDIVIDUALS NOTED
      ABOVE WITH AN ASTERISK
      REPRESENTING A MAJORITY OF
      THE BOARD OF DIRECTORS